EXHIBIT 10.11


                                    AGREEMENT

     This Agreement is effective as of May 1, 2006, and is by and between OraLabs, Inc., a Colorado corporation (the "Company") and Gary Schlatter (the "Employee").

     WHEREAS, the parties entered into an Amended and Restated Employment Agreement effective May 1, 2003 (the "Employment Agreement"); and

     WHEREAS, the Employment Agreement expires on April 30, 2006; and

     WHEREAS, the parties wish to amend the Employment Agreement as described in this instrument.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and sufficiency of which is acknowledged by the parties, the parties agree as follows:

          1. The Term of the Employment Agreement is hereby extended for one year, from April 30, 2006 to April 30, 2007.

          2. The salary for the Employee's services performed under the Employment Agreement shall be $522,610.00 for the year, which shall be payable by the Company in equal weekly installments and reduced by applicable withholding of federal, state and local taxes. The annual salary represents a 10% increase over the prior year's salary.

          3. Except as modified by this Agreement, all provisions of the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this agreement on the dates set forth below.

COMPANY:                                       EMPLOYEE:

ORALABS, INC., a Colorado corporation          /s/ Gary H. Schlatter
                                               ---------------------------------
                                                   Gary H. Schlatter

                                               Date:
                                                     ---------------------------

By: /s/ Michael I. Friess
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    Michael I. Friess, authorized director

Date:
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